SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2008

1ST HOME BUY & SELL LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-52936	APPLIED FOR
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

14199 – 32A Avenue SURREY, BC CANADA V4P 3P4
(Address of principal executive offices)

604-541-4173
(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Copy of all Communications to:
Luis Carrillo
SteadyLaw Group, LLP
501 W. Broadway, Suite 800
San Diego, CA 92101
main phone: 619.399.3090
fax: 619.330.1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT

ITEM 4.02.	NONRELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On February 4, 2008, the chief executive officer and chief financial officer of the Company, under authority granted to them by, and with the approval of, the board of directors, concluded that our previously reported consolidated financial statements for the periods listed below should no longer be relied upon:

•	Our quarterly financial statements for the periods ended September 30, 2006 and December 31, 2006 included in our Form SB-1 filed with the Securities & Exchange Commission (“SEC”) on May 11, 2007;
•	Our quarterly report for the period ended March 31, 2007 filed with the SEC on August 30, 2007;
•	Our annual report for the year ended June 30, 2007 filed with the SEC on October 19, 2007; and
•	Our quarterly report for the period ended September 30, 2007 filed with the SEC on November 27, 2007.

During the fourth quarter of 2007, we received two comment letters from the Compliance Division of the Financial Industry Regulatory Authority (“FINRA”) relating to our acquisition of a 70% interest in our operating subsidiary.  In the course of responding to the FINRA comments, we reviewed our accounting treatment of this transaction. As a result of this review, our Board of Directors concluded that we should restate our consolidated financial statements for the periods set forth above.

The effects of the restatements are the same for all periods and are summarized as:

•	The “Shares in Subsidiary Company” entry have been eliminated from the Balance Sheet through consolidation resulting in a decrease in total assets by $100,000;
•
Reduced the “Additional paid-in Capital” entry on the Balance Sheet as these funds are eliminated in consolidation and are offset though the elimination of the “Shares in Subsidiary Company” entry as above;

•	Added “Minority Interest” to the Balance Sheet although the balance is zero since there is a retained deficit;
•	Amended the Statement of Stockholders Equity to reflect the above change;
•	Amended the Statement of Stockholders Equity to show the Date of Inception;
•	Amended the Statement of Stockholders Equity to present the recapitalization effect of the acquisition of the subsidiary as required by purchase accounting rules;
•	Added a Consolidation policy to the Disclosure Notes;
•	Added a Minority Interest policy to the Disclosure Notes to record the deficit balance absorbed by the parent company;
•	Added additional comments to Note 2 of the Disclosure Notes to address how operations will be funded in the future; and
•	Amended the Disclosure Notes regarding the acquisition of the subsidiary to reflect that the acquisition was recorded as a recapitalization.

Our chief executive officer and chief financial officer, under authority granted to them by the board of directors, discussed all of the foregoing and reviewed it with Moore & Associates, our independent registered public accounting firm for the periods mentioned above.

The Company anticipates filing corrected financial information for the aforementioned periods prior to February 15, 2008. However, the time required to complete the restatement cannot be stated with certainty at this time and will depend, in part, upon completion of Moore & Associates’ review and audit of the restatements.

Upon filing the restatements for the periods indicated above, we believe that we will have fully addressed all the comments raised by FINRA. However, FINRA will review the restatements prior to finalizing the comment letter process. In addition, all of our current and future filings remain subject to scrutiny by FINRA and the SEC until the comment letter process is complete.

Until we have reissued the restated results for the applicable periods discussed above, investors and other users of our filings with the SEC are cautioned not to rely on our financial statements in question, to the extent that they are affected by the accounting issues described above.

Certain statements included in Item 4.02 of this Current Report on Form 8-K, which are not historical facts, are forward-looking statements such as statements about the resolution of SEC comments and the filing of amended periodic reports to reflect the restatement. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this Current Report. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the SEC; also including, but not limited to, the outcome of the SEC's review process, higher than expected charges after completing the restatement process, and delays in filing amended periodic reports for the affected periods due to our efforts to complete the restatement and respond to SEC comments, any or all of which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

1st Home Buy & Sell Ltd.

Date: February 7, 2008	By:	/s/ Daniel L. Baxter
Daniel L. Baxter,
President & CEO